Exhibit 99.1

Myomo® Application for Medicare Codes Receives Favorable Preliminary Decision

CAMBRIDGE, Mass., May 14, 2018 – Myomo, Inc. (NYSE American: MYO) (“Myomo,” or the “Company”), a wearable medical robotics company, announces that the Centers for Medicare & Medicaid Services (“CMS”) has published a favorable preliminary decision regarding the Company’s application for Healthcare Common Procedure Coding System (HCPCS) “L” codes. Myomo had filed its application in December 2017, to have CMS establish two new Level II HCPCS codes to describe “microprocessor-controlled, custom fabricated upper extremity braces.”

“We are very grateful to CMS and the whole HCPCS Workgroup for their preliminary decision to assign L codes for our MyoPro line of powered orthoses,” said Myomo Chief Medical Officer Dr. Brandon Green. “The MyoPro has already helped so many patients with neurological/neuromuscular injury and illness by supporting their weakened arms, restoring control over their range of motion, reducing their healthcare costs, and giving them back their independence. It is important for clinically qualified Medicare and Medicaid beneficiaries to have access to this technology too”.

If the decision is made permanent, the codes will become effective January 1, 2019.

The assignment of unique L-codes, if followed by appropriate payment terms (which are still pending), would offer greater access to the MyoPro for Medicare beneficiaries.

The CMS preliminary decision on the MyoPro orthoses can be viewed on the following website: https://www.cms.gov/Medicare/Coding/MedHCPCSGenInfo/Downloads/2018-06-18-HCPCS-Public-Meeting-Agenda.pdf

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, and include statements regarding the therapeutic benefit of our products, and the preliminary decision published by CMS relating to our application for HCPCS codes and the potential for greater access to MyoPro for Medicare beneficiaries. Our actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, risks related to regulatory approval and market acceptance of our products, including that there can be no assurance that the CMS decision will be made permanent and that receipt of this preliminary decision or any permanent decision by CMS would result in any greater access to our products or reimbursement therefor, and the other risk factors contained in our filings made with the Securities and Exchange Commission. More information about factors that potentially could affect Myomo’s financial results is included in Myomo’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For Myomo:

ir@myomo.com

Investor Relations:

Vivian Cervantes

PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Public Relations:

Rachel Robbins

Greenough

617-275-6521

rrobbins@greenough.biz